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                                                                      exhibit e

                              AMENDED AND RESTATED

                             DISTRIBUTION AGREEMENT

                  THIS DISTRIBUTION AGREEMENT made as of the 1st day of October, 2001 and amended and restated as of September 1, 2002 by and between TT International U.S.A. Feeder Trust, a Massachusetts business trust (the "Trust") on behalf of its series TT Active International Mutual Fund (formerly known as, "TT EAFE Mutual Fund") and TT Europe Mutual Fund (each, a "Fund" and collectively, the "Funds"), and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the "Distributor");

                              W I T N E S S E T H:

         WHEREAS, each Fund is registered as an open-end investment company under the Investment Company Act of 1940 (the "1940 Act") and it is in the interest of each Fund to offer its shares for sale continuously; and

         WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Funds and the Distributor have entered into an agreement with each other, dated as of October 1, 2001 (the "Original Agreement"), with respect to the continuous offering of the shares of beneficial interest (the "Shares") of the Funds; and

         WHEREAS, the Funds and the Distributor desire to amend and restate the Original Agreement as provided herein; and

         WHEREAS, each Fund has adopted a Service Plan pursuant to Rule 12b-1 under the 1940 Act (each, a "Service Plan") with respect to those classes of Shares designated as having a Service Plan on Exhibit A hereto, and may enter into related agreements providing for the distribution and servicing of Shares covered thereby; and

         WHEREAS, TT International Investment Management, an English partnership ("TTI"), serves as the investment manager of the Funds and has entered into a Distribution Fee Agreement, dated as of October 1, 2001, under which TTI shall pay fees to the Distributor for its services under this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

            1. APPOINTMENT OF DISTRIBUTOR.

               (a) Each Fund hereby appoints the Distributor as agent to sell and to arrange for the sale of its Shares, on the terms and for the period set forth in this Agreement, provided the Funds may issue Shares directly in connection with the payment or reinvestment of Fund dividends. The Distributor hereby accepts such appointment and agrees to act hereunder directly and/or through the Funds' transfer agent in the manner set forth in the applicable Prospectuses (as defined below). It is understood and agreed that the services of the Distributor hereunder are not exclusive; the Distributor may act as principal underwriter for the shares of any other registered investment company, and the Trust may enter into agreements with other distributors with respect to the sale of Shares.

               (b) The Distributor also acknowledges that this Agreement does not require the appointment of the Distributor as distributor for any additional series of the Trust (an "Additional Fund") provided nothing in this Agreement limits the right of any Additional Fund to enter into a separate Distribution Agreement with the Distributor.

            2. SERVICES AND DUTIES OF THE DISTRIBUTOR.

               (a) The Distributor agrees to sell the Shares, as agent for the Funds, from time to time during the term of this Agreement upon the terms described in the current Prospectus. As used in this Agreement, the term "Prospectus" shall mean, with respect to a Fund, a prospectus and statement of additional information included as part of that Fund's Registration Statement, as such prospectus and statement of additional information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean, with respect to a Fund, the Registration Statement filed from time to time on behalf of that Fund with the Securities and Exchange Commission ("SEC") and currently effective under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect. The Distributor shall not be obligated to sell any certain number of Shares. The Distributor undertakes to appoint employees of TTI who are engaged in the distribution of Shares of one or both of the Funds as registered representatives of the Distributor and to exercise regulatory supervision over them. The Distributor agrees to perform its obligations under this Agreement in accord with such marketing and sales strategy and procedures for regulatory supervision as may be agreed upon from time to time by the Funds and the Distributor.

               (b) The Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of the Shares of each Fund and will accept such orders and will transmit such orders and funds received by it in payment for such Shares as are so accepted to the Funds' transfer agent or custodian, as appropriate, as promptly as practicable. Purchase orders shall be deemed accepted and shall be effective at the time and in the manner set forth in the applicable Prospectus. The Distributor shall not make any short sales of Shares. Each Fund may terminate, suspend, modify the terms and conditions of, or withdraw the offering of its Shares at any time.

               (c) The offering price of the Shares shall be the net asset value per share of the Shares, plus the sales charge, if any (determined as set forth in the Prospectus). The Funds shall furnish the Distributor, with all possible promptness, an advice of each computation of net asset value and offering price.

               (d) The Distributor shall remit to certain third parties, as directed by TTI or by any officer of the applicable Fund, payments permitted under the Funds' Service Plans, for goods and services provided by such third parties primarily intended to result in the sale of Shares, which activities may include, but are not limited to (i) payments in respect of the sale of Shares, (ii) payments for advertising, marketing or other promotional activity, and (iii) payments for preparation, printing, and distribution of prospectuses and statements of additional information and reports of the Funds for recipients other than regulators and existing shareholders of the Trust.

               (e) The Distributor shall have the right to enter into selected dealer agreements with securities dealers approved by the Funds ("selected dealers") for the sale of Shares. Shares sold to selected dealers shall be for resale by such dealers only at the offering price of the Shares as set forth in the applicable Prospectus. The Distributor shall engage only such selected dealers as are members in good standing of the NASD. The Distributor shall reasonably endeavor to require selected dealers to comply with the terms of this Agreement and applicable laws.

            3. DUTIES OF THE FUNDS.

               (a) Maintenance of Federal Registration. Each Fund shall, at its expense, reasonably endeavor to take all necessary action and such steps, including payment of the related filing fees, as may be necessary to register and maintain registration of a sufficient number of Shares under the 1933 Act. Each Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in its Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in its Registration Statement or Prospectus which omission would make the statements therein misleading. If a Fund notifies the Distributor that the effectiveness of that Fund's Registration Statement has been suspended or that a current Prospectus for the Fund is not on file with the SEC, the Distributor will cease the offering of Shares of the Fund until it is otherwise instructed by the Fund.

               (b) Maintenance of "Blue Sky" Qualifications. Each Fund shall, at its expense, reasonably endeavor to qualify and maintain the qualification of an appropriate number of its Shares for sale under the securities laws of such states as the Distributor and the Fund may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund as a broker or dealer in such states; provided that a Fund shall not be required to amend its Agreement and Declaration of Trust or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of its Shares in any state, to change the terms of the offering of its Shares in any state from the terms set forth in the applicable Prospectuses, to qualify as a foreign trust in any state or to consent to service of process in any state other than with respect to claims arising out of the offering and sale of its Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Funds in connection with such qualifications.

               (c) Copies of Reports and Prospectuses. Each Fund shall, at its expense, keep the Distributor fully informed with regard to its affairs and in connection therewith shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of the Fund's Shares, including such reasonable number of copies of Prospectuses and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Fund's Shares and in the performance of the Distributor under this Agreement.

            4. CONFORMITY WITH APPLICABLE LAW AND RULES. The Distributor agrees that in selling Shares hereunder it shall conform in all respects with the laws of the United States and of any state in which Shares may be offered, and with applicable rules and regulations of the NASD.

            5. INDEPENDENT CONTRACTOR. In performing its duties hereunder, the Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Funds in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder, provided the Distributor shall not be responsible for the compensation, benefits, or employee taxes of any registered representatives of the Distributor who are employees of TTI.

            6. COMPENSATION.

               (a) The Funds shall not be required to pay any distribution fees or other amounts to the Distributor in consideration of their performances under this Agreement. The Funds, in their sole discretion, however, may pay, pursuant to and in accordance with the Service Plans, monies to the Distributor as compensation for, or as reimbursement for or in anticipation of expenses incurred or to be incurred by the Distributor in connection with, the sales of Shares of the Funds.

               (b) The Funds, in their sole discretion, may pay, pursuant to and in accordance with the Service Plans, monies to the Distributor as compensation to or as reimbursement for or in anticipation of expenses incurred or to be incurred by third parties in connection with the sales of Shares of the Funds. The Distributor agrees to remit such monies to such third parties and to reimburse such amounts to the applicable Fund as directed by TTI or by any officer of the applicable Fund. Any such payments to third parties shall be deemed to have been made pursuant to this Agreement.

            7. INDEMNIFICATION.

               (a) The Distributor agrees to indemnify and hold harmless the Trust and the Funds and each of their present or former Trustees, officers, employees, and representatives and each person, if any, who controls or previously controlled the Trust or the Funds within the meaning of Section 15 of the 1933 Act and TTI, its partners and employees against any and all losses, liabilities, damages, claims, or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claims or expense and reasonable legal counsel fees incurred in connection therewith) to which the Funds or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act or omission (including, without limitation, any breach of Section 4, Section 8 or Section 15) by the Distributor or any of the Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, shareholder report or other information covering Shares filed or made public by a Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with information furnished to a Fund by the Distributor. In no case (i) is the Distributor's indemnity in favor of a Fund or any other person so indemnified to be deemed to protect that Fund or such indemnified person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of the Fund's or such person's duties or by reason of negligent disregard of the Fund's or such person's obligations and duties under this Agreement or (ii) is the Distributor to be liable under its indemnity agreement contained in this Section with respect to any claim made against a Fund or any other person indemnified hereunder unless that Fund or such person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent). However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which the Distributor may have to a Fund or any person against whom such action is brought otherwise than on account of the Distributor's indemnity agreement contained in this Section.

               (b) The Distributor shall be entitled to participate, at its own expense, in the defense, or, if the Distributor so elects, to assume the defense of any suit subject to indemnity under Section 7(a), but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the applicable Fund, and to the persons indemnified as defendant or defendants, in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such legal counsel, the applicable Fund and any other persons entitled to be indemnified under Section 7(a) in relation to such suit shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the applicable Fund and any other persons entitled to be indemnified under Section 7(a) in relation to such suit for the reasonable fees and expenses of any legal counsel retained by them. The Distributor agrees to promptly notify the Funds of the commencement of any litigation or proceedings against it or any of its officers, employees or representatives in connection with the issue or sale of any Shares. It is acknowledged that the Distributor may not enter into any settlement of any suit, claim or proceeding subject to its indemnity obligations under this Agreement without the consent of the applicable Fund, such consent not to be unreasonably withheld.

            8. AUTHORIZED REPRESENTATIONS. The Distributor is not authorized by the Funds to give on behalf of either Fund any information or to make any representations in connection with the sale of Shares other than the information and representations contained in the applicable Registration Statement or Prospectus filed with the SEC under the 1933 Act and/or the 1940 Act, covering Shares, as such Registration Statement and Prospectus may be amended or supplemented from time to time, or contained in applicable shareholder reports or other material that may be prepared by or on behalf of a Fund for the Distributor's use. All advertising, sales literature or other sales material used by the Distributor shall be approved by or provided by the applicable Fund, and the Funds agree to furnish to the Distributor any advertising, sales literature or other sales material desired to be used in connection with the offer and sale of Fund Shares so as to enable the Distributor to comply with the applicable filing and regulatory requirements of NASD Regulation, Inc.

            9. TERM OF AGREEMENT. This Agreement shall continue in effect with respect to a Fund from year to year, subject to the termination provisions and all other terms and conditions thereof, so long as such continuation shall be specifically approved at least annually by (i) the Board of Trustees or by vote of a majority of the outstanding voting securities of the applicable Fund and,
(ii) by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the applicable Fund who are not parties to this Agreement or interested persons of any such party. The Distributor shall furnish to a Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

            10. AMENDMENT OR ASSIGNMENT OF AGREEMENT. This Agreement may not be amended or assigned except as permitted by the 1940 Act, and this Agreement shall automatically and immediately terminate in the event of its assignment.

            11. TERMINATION OF AGREEMENT. This Agreement may be terminated with respect to a Fund or any class of Shares of a Fund at any time, without the payment of any penalty, (i) by the Distributor, (ii) by vote of a majority of the Trustees of the applicable Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Service Plans or in any agreements related to the Service Plans, or (iii) by vote of a majority of the outstanding voting securities of that Fund or class, as applicable, in each case on not more than upon 60 days' nor less than 30 days' prior notice in writing to the other party.

            12 USE OF FUND AND TTI NAME. The Distributor acknowledges that it has, no proprietary or other rights in the names or the Funds and TTI, or any related names or trademarks and that it will not by virtue of this Agreement or the performances hereunder acquire any such rights. Following the termination of this Agreement, the Distributor shall execute and deliver any instrument that the Funds may reasonably request for the purpose of confirming this section.

            13. MISCELLANEOUS.

                (a) The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                (b) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                (c) Nothing herein contained shall be deemed to require a Fund to take any action contrary to its Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the Funds of responsibility for and control of the conduct of the affairs of the Funds. The Distributor shall, as may be requested from time to time but no less frequently than quarterly, meet with or provide reports to the Trustees of the Funds concerning the activities of the Distributor hereunder, including reports regarding the amounts, purposes and recipients of payments under the Service Plans received by the Distributor and retained by the Distributor or remitted to third parties, if any.

                (d) References to any Section in this Agreement shall, unless otherwise indicated, refer to a Section of this Agreement.

                (e) The provisions of this Agreement are severable, and in the event any provision of this Agreement is found to be invalid or unenforceable
(i) such provision shall not affect the validity or enforceability of any otherwise valid or enforceable provisions of this Agreement, and (ii) any court of competent jurisdiction is authorized to reform this Agreement by replacing such invalid or unenforceable provision with a valid and enforceable provision that to the fullest extent possible effects the purposes of such invalid or unenforceable provision

            14. DEFINITION OF TERMS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities", "interested persons," "assignment," and "affiliated person," as used in Sections 9, 10, and 11 hereof, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

            15. COMPLIANCE WITH SECURITIES LAWS. Each Fund represents that it is registered as an open-end management investment company under the 1940 Act, and agrees that it will comply with all the provisions of the 1940 Act and of the rules and regulations thereunder, provided the Funds shall not be responsible hereunder for any breach of the 1940 Act or the rules and regulations thereunder that arises from any act or omission of the Distributor. The Funds and the Distributor each agree to comply with all of the applicable terms and provisions of the 1933 Act and of the rules and regulations thereunder, and, subject to the provisions of Section 4(d), all applicable "Blue Sky" laws. The Distributor agrees to comply with all of the applicable terms and provisions of the 1934 Act and of the rules and regulations thereunder.

            16. NOTICES. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the Distributor at 615 East Michigan Street, Milwaukee, WI 53202. Notices to the Fund should be sent c/o Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, with a copy to Head of Compliance, TT International Investment Management, Martin House, Martin Lane, London, England, EC4R ODP.

            17. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. Each party irrevocably consents to the jurisdiction of the courts of the Commonwealth of Massachusetts, and any U.S. federal courts sitting within said Commonwealth, for purposes of any proceeding relating to this Agreement and irrevocably waives any objection to the convenience of any such court.

            18. PROTECTION OF FUNDS AND TRUSTEES. Each party acknowledges and agrees that all obligations of each Fund under this Agreement are binding only with respect to that Fund; that any liability of a Fund under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of that Fund; and that no other series of the Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein. The obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Funds individually, but bind only the trust estate of the applicable Fund and not the assets of any other series of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of September 1, 2002.

                                TT INTERNATIONAL U.S.A. FEEDER TRUST, on behalf of its series TT Active International Mutual Fund and TT Europe Mutual Fund


                                By:  /s/ S. A. Allison
                                    ----------------------------------
                                    Name: S. A Allsion
                                    Title: Secretary

                                QUASAR DISTRIBUTORS, LLC


                                By:  /s/ James R. Schoenike
                                    ----------------------------------
                                    Name: James R. Schoenike
                                    Title: President

EXHIBIT A


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           FUND                         CLASSES HAVING ADOPTED A SERVICE PLAN
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TT Active International Mutual Fund    Class 1
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                                       Class 2
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                                       Class 3
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TT Europe Mutual Fund                  Class 1
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                                       Class 2
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                                       Class 3
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